AGREEMENT AND RELEASE


         THIS AGREEMENT AND RELEASE (the "Agreement") is made as of this 15th day of November, 2005, between ARADYME CORPORATION, a Delaware corporation (the "Company"), and KIRK L. TANNER ("Employee").

                                    Premises

         WHEREAS, Employee and the Company have agreed to the termination of Employee's employment with the Company under the Executive Employment Agreement dated February 11, 2005 (the "Employment Agreement"), and Employee has been in a position that has required services provided by Employee to be special, unique, and extraordinary; and

         WHEREAS, in connection with employment by the Company, Employee has had access to the Company's currently-existing trade secrets and other confidential proprietary information; and

         WHEREAS, Employee has been in a position in which Employee has participated in the creation and development of additional trade secrets and other confidential proprietary information; and

         WHEREAS, Employee has been in a position in which Employee has had regular and significant contact with the Company's clients; and

         WHEREAS, the services the Company performs for clients are not limited to any local or regional market and the Company competes for clients on a national and international basis;

         NOW THEREFORE, Employee agrees to and accepts all of the terms and conditions of this Agreement:
                                    Agreement

         1. Termination of Employment. Employee acknowledges that the Employment Agreement and his employment under the Employment Agreement shall terminate immediately upon the execution of this Agreement, although the Company shall maintain him on the Company's rolls through December 31, 2005 (the "Termination Date"), paying his salary and maintaining his insurance benefits through the Termination Date. Employee agrees to submit his resignation as an employee, as the President, and as a director of the Company, in a form acceptable to the Company, upon execution of this Agreement.

         2. Release. Employee agrees that the Company's agreement to maintain Employee on the Company's rolls through the Termination Date, paying his salary and maintaining his insurance benefits, represents settlement in full of all outstanding obligations owed to Employee by the Company, including any obligations that might be claimed under the Employment Agreement. Employee, on behalf of himself and his heirs, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns from any claim, duty, obligation, or cause of action relating to any matters of any kind, whether known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts, or facts that have occurred up until and including the date of this Agreement, including:

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and termination of that relationship;

                  (b) any and all claims relating to, or arising from, Employee's right to purchase, actual purchase of, or sale of shares of stock of the Company;

                  (c) any and all claims for personal injury, including wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                  (d) any and all claims for violation of any federal, state, or municipal statute, including the Utah Antidiscrimination Act, Title VII of the Civil Rights Act of 1964, and the Employee Retirement Income Security Act;

                  (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (f) any and all claims for attorney's fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete and general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

         3. Additional Release of Age Discrimination Claims and Waiver by Employee. Employee, on behalf of himself and his heirs, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns from any and all actions and causes of action, judgments, execution, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, under the Age Discrimination in Employment Act (29 U.S.C.A. ss.ss. 621-634) ("ADEA") arising prior to the date hereof. In so doing, Employee acknowledges that:

                  (a) As part of this Agreement, I am receiving consideration in addition to that which I am already entitled in consideration for my waiver of rights and claims under the ADEA.
                                                                           KT
                                                                       ---------
                                                                       (initial)

                  (b) I have been advised in writing that I should consult with an attorney before signing this Agreement.
                                                                           KT
                                                                       ---------
                                                                       (initial)

                  (c) I have a right to a 21-day period to consider entering into this Agreement, and I am knowingly and voluntarily waiving that right.
                                                                           KT
                                                                       ---------
                                                                       (initial)

                  (d) For a period of seven days following my execution of this Agreement, I may revoke this Agreement, and this Agreement may not become effective or enforceable until that seven-day period has expired.
                                                                           KT
                                                                       ---------
                                                                       (initial)

         4. Noncompetition. Employee hereby acknowledges that the noncompetition provisions of Section 9 of the Employment Agreement remain in full force and effect, and that for a period ending one year following the Termination Date (the "Noncompetition Period"), Employee shall not, singly, jointly, as a partner, member, employee, agent, officer, director, stockholder (except as a holder, for investment purposes only, of not more than 1% of the outstanding stock of any company listed on a national securities exchange or actively traded in a national over-the-counter market), equity holder, lender, consultant, independent contractor, or joint venturer of any other person, or in any other

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

capacity, directly or beneficially, own, manage, operate, join, control, participate in the ownership, management, operation or control of, permit the use of his name by, work for, provide consulting, financial or other assistance to, or be connected in any manner with a Competing Business (as defined in the Employment Agreement) anywhere in the Protected Territory (as defined in the Employment Agreement), without the prior written approval of the Company's board of directors.

         5. Nonsolicitation. Employee hereby acknowledges that the nonsolicitation provisions of Section 10 of the Employment Agreement remain in full force and effect, and that during the Noncompetition Period, Employee shall not: (a) employ, retain, engage (as an employee, consultant, or independent contractor), or induce, or attempt to induce to be employed, retained, or engaged, any person that is or was during the Noncompetition Period an employee, consultant, or independent contractor of the Company; (b) induce or attempt to induce any person during the Noncompetition Period as an employee, consultant, or independent contractor of the Company to terminate his or her employment or other relationship with the Company; or (c) induce or attempt to induce any person that is a customer of the Company or that otherwise is a contracting party with the Company during the Noncompetition Period to terminate any written or oral agreement, understanding, or other relationship with the Company.

         6. Mutual Noninterference and Nondisparagement. Each of Employee and the Company agrees not to interfere with the other's activities or business in any way or to make any statements, written or oral, that disparage, criticize, or defame the other, including any statements by Employee that disparage, criticize, or defame the Company's officers, directors, affiliates, products, or business practices.

         7. Restriction on Sale of Common Stock. Employee is the beneficial owner of 1,381,979 shares of the Company's common stock and options to purchase an additional 1,050,000 shares of the Company's common stock (together, the shares of common stock currently owned and the shares of common stock issuable upon the exercise of the options are referred to as the "Shares"). Employee irrevocably agrees that, without the prior written consent of the Company, which such consent may be granted or withheld in its absolute discretion, Employee will not, directly or indirectly, offer, sell, agree to sell, grant an option to sell, or otherwise dispose of (or announce any such offer, sale, agreement, grant of an option to sell, or other disposition) the Shares until after December 31, 2006, except for:

                  (a) transfers made to family members, trusts, or similar transfers for estate planning purposes to entities or persons under Employee's control or other privately-negotiated transaction in which the transferee is bound by the provisions of this Section 7 of this Agreement;

                  (b) pledges in connection with loans, subject to the provisions of this Section 7 of this Agreement and provided the lender agrees to be bound by the terms of this Section 7 of this Agreement;

                  (c) offers and sales after December 31, 2005, in the lesser of, during any consecutive 30 days, either (i) 15,000 Shares or (i) one percent (1%) of the number of Shares; or

                  (d) sales of such number of Shares as to which the Company may agree to in writing.

Employee agrees that the provisions of this Section 7 of this Agreement shall be binding upon Employee's successors, assigns, heirs, and personal representatives. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement. The Employee consents to the Company's transfer agent placing a stop transfer order against the registration of transfer of the Shares.

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

         8. Relief. Employee agrees that a breach or threatened breach by him of any provision in Sections 4, 5, 6, or 7 of this Agreement will cause such damage to the Company as will be irreparable, and for that reason, Employee further agrees that the Company shall be entitled as a matter of right to an injunction from any court of competent jurisdiction restraining any further violation of such provisions by Employee. The right to injunction shall be cumulative and in addition to whatever other equitable or legal remedies the Company may have, including, specifically, recovery of damages.

         9. Miscellaneous.

                  (a) This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of the Company, but only by an instrument in writing signed by an authorized officer of the Company. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

                  (b) This Agreement shall be construed under and governed by the laws of the state of Utah (except for its conflicts of laws principles). Employee irrevocably agrees that all actions or proceedings arising from or related to this Agreement shall be heard or litigated exclusively in courts having situs within the city of Salt Lake City, county of Salt Lake, state of Utah. Employee consents and submits to the jurisdiction of any state or federal court located within the city of Salt Lake City, county of Salt Lake, state of Utah, and irrevocably waives any right to transfer or change of venue of any such action or proceeding or to object to the jurisdiction of any such court.

                  (c) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect and the affected provision(s) shall be reformed without further action by the parties hereto only to the extent necessary to make such provision(s) valid and enforceable.

                  (d) All obligations created by this Agreement shall survive change or termination of Employee's employment with the Company.

                  (e) Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                     COMPANY:

                                                     Aradyme Corporation

                                                     By  /s/ James R. Spencer
                                                       -------------------------
                                                       Duly authorized officer

                                                     EMPLOYEE:

                                                         /s/  Kirk L. Tanner
                                                       -------------------------
                                                       Kirk L. Tanner

                                                            11-15-05
                                                       -------------------------
                                                       Date

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